EXHIBIT 15.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-148002), as amended, pertaining to the 2006 Share Incentive Plan of Tongjitang Chinese Medicines Company of our reports dated June 30, 2010, with respect to the consolidated financial statements of Tongjitang Chinese Medicines Company, included in this Annual Report on Form 20-F for the year ended December 31, 2009.

/s/ Ernst & Young Hua Ming Ernst & Young Hua Ming
Shanghai, People’s Republic of China
June 30, 2010